As filed with the Securities and Exchange Commission on July 23, 2019

Registration No. 333-232265

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware	6324	82-4991898
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(860) 226-6000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Nicole S. Jones, Esq.
Executive Vice President and General Counsel
Cigna Corporation
900 Cottage Grove Road
Bloomfield, Connecticut 06002
(860) 226-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copy to:

David E. Shapiro, Esq.
Jenna E. Levine, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Telephone: (212) 403-1000

Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter and Address	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Cigna Holding Company 900 Cottage Grove Road Bloomfield, Connecticut 06002 (860) 226-6000	Delaware	6324	06-1059331
Express Scripts Holding Company One Express Way St. Louis, MO 63121 314-996-0900	Delaware	5912	45-2884094

EXPLANATORY NOTE:

This Amendment No. 1 is being filed solely for the purpose of making certain changes to Part II of the Registration Statement as filed by Cigna Corporation on June 21, 2019. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus has been omitted and this Amendment No. 1 consists only of the facing page, this explanatory note and Part II of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.   Indemnification of Directors and Officers.

Cigna, Cigna Holding Company and Express Scripts are each incorporated in Delaware. Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Cigna amended and restated certificate of incorporation provides that its directors and officers will be indemnified by Cigna to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses, liabilities and losses incurred in connection with their service as a director or officer on behalf of the corporation.

As permitted by Section 102(b)(7) of the DGCL, the amended and restated certificate of incorporation of Cigna provides that a director of Cigna shall not be personally liable to Cigna or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL, as the same exists or may hereafter be amended to further limit or eliminate such liability.

Cigna has agreed to indemnify, to the fullest extent permitted by law, any person who is now, or has been at any time prior to the effective time of the Merger, (1) an officer or director of Cigna Holding Company or Express Scripts or any of their respective subsidiaries or (2) serving at the request of Cigna Holding Company or Express Scripts as an officer or director of or in any similar capacity with another corporation, joint venture or other enterprise or general partner of any partnership or a trustee of any trust, which we refer to as an indemnified person, in connection with any claim, demand, action, suit, proceeding, subpoena or investigation based directly or indirectly (in whole or in part) on, or arising directly or indirectly (in whole or in part) out of, the fact that such indemnified person is or was an officer or director of Cigna Holding Company or Express Scripts, as applicable, or any of their respective subsidiaries, or is or was serving at the request of Cigna Holding Company or Express Scripts as an officer or director of or in any similar capacity with another corporation, joint venture or other enterprise or general partner of any partnership or a trustee of any trust, whether pertaining to any matter arising before or after the effective time. In the event of any such proceeding, each indemnified person will be entitled to an advancement of expenses incurred in defense of such proceeding, to the extent set forth in the organizational documents of Cigna Holding Company or Express Scripts, as applicable. Additionally, Cigna has agreed that for a period of six years following the effective time, it will not amend, repeal or otherwise modify the exculpation, indemnification and advancement of expenses provision of Cigna Holding Company, Express Scripts and any of their respective subsidiaries, as applicable, in each case as in effect immediately prior to the effective time, in any manner that would adversely affect the rights thereunder of any indemnified person.

The amended and restated certificates of incorporation of each of Express Scripts and Cigna Holding Company provide that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL, as the same exists or may hereafter be amended to further limit or eliminate such liability. The amended and restated certificates of incorporation of each of Express Scripts and Cigna Holding Company also provide that each of Express Scripts and Cigna Holding Company, as applicable, shall indemnify to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section.

Item 21.   Exhibits and Financial Statement Schedules.

Number	Description	Method of Filing
3.1	Amended and Restated Certificate of Incorporation of Cigna Corporation	Filed by the registrant as Exhibit 3.1 to the Current Report on Form 8-K on December 20, 2018 and incorporated herein by reference.
3.2	Amended and Restated By-Laws of Cigna Corporation	Filed by the registrant as Exhibit 3.2 to the Current Report on Form 8-K on December 20, 2018 and incorporated herein by reference.
3.3	Amended and Restated Certificate of Incorporation of Cigna Holding Company (“CHC”)	Filed by CHC as Exhibit 3.1 to the Current Report on Form 8-K on December 20, 2018 and incorporated herein by reference.
3.4	Amended and Restated By-Laws of CHC	Filed by CHC as Exhibit 3.2 to the Current Report on Form 8-K on December 20, 2018 and incorporated herein by reference.
3.5	Amended and Restated Certificate of Incorporation of Express Scripts Holding Company (“ESHC”)	Filed by ESHC as Exhibit 3.1 to the Current Report on Form 8-K on December 20, 2018 and incorporated herein by reference.
3.6	Amended and Restated Bylaws of Express Scripts Holding Company	Filed by ESHC as Exhibit 3.2 to the Current Report on Form 8-K on December 20, 2018 and incorporated herein by reference.
4.1	Indenture, dated as of September 17, 2018, between Cigna Corporation (formerly Halfmoon Parent, Inc.) and U.S. Bank National Association, as trustee	Filed by CHC as Exhibit 4.1 to the Current Report on Form 8-K on September 21, 2018 and incorporated herein by reference.
4.2	Supplemental Indenture, dated as of September 17, 2018, between Cigna Corporation (formerly Halfmoon Parent, Inc.) and U.S. Bank National Association, as trustee	Filed by CHC as Exhibit 4.2 to the Current Report on Form 8-K on September 21, 2018 and incorporated herein by reference.
4.3	Second Supplemental Indenture dated as of December 20, 2018, by and among Express Scripts Holding Company, Cigna Holding Company and U.S. Bank National Association, as Trustee	Filed by the registrant as Exhibit 4.7 to the Current Report on Form 8-K on December 20, 2018 and incorporated herein by reference.
4.4
Registration Rights Agreement, dated as of September 17, 2018, by and among Cigna Corporation (formerly Halfmoon Parent, Inc.) and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers named in Schedule I to the Purchase Agreement
Filed by CHC as Exhibit 4.3 to the Current Report on Form 8-K on September 21, 2018 and incorporated herein by reference.
4.5	Form of Senior Floating Rate Note due 2020	Previously filed.
4.6	Form of 3.200% Senior Note due 2020	Previously filed.
4.7	Form of Senior Floating Rate Note due 2021	Previously filed.
4.8	Form of 3.400% Senior Note due 2021	Previously filed.
4.9	Form of Senior Floating Rate Note due 2023	Previously filed.

Number	Description	Method of Filing
4.10	Form of 3.750% Senior Note due 2023	Previously filed.
4.11	Form of 4.125% Senior Note due 2025	Previously filed.
4.12	Form of 4.375% Senior Note due 2028	Previously filed.
4.13	Form of 4.800% Senior Note due 2038	Previously filed.
4.14	Form of 4.900% Senior Note due 2048	Previously filed.
5.1	Opinion of Wachtell, Lipton, Rosen & Katz	Previously filed.
21.1	List of Subsidiaries	Filed by the registrant as Exhibit 21 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and incorporated herein by reference.
23.1	Consent of PricewaterhouseCoopers LLP relating to Cigna Corporation’s financial statements	Previously filed.
23.2	Consent of PricewaterhouseCoopers LLP relating to Express Scripts Holding Company’s financial statements	Previously filed.
23.3	Consent of Wachtell, Lipton, Rosen & Katz	Previously filed.
24.1	Powers of Attorney	Previously filed.
25.1	Statement of Eligibility of Trustee on Form T-1	Previously filed.
99.1	Form of Letter of Transmittal	Previously filed.

Cigna will furnish copies of any of the above exhibits to an investor upon written request to the Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550.

Item 22.   Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(8)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
(9)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Cigna Corporation

By:	/s/ Eric P. Palmer
	Name:	Eric P. Palmer
	Title:	Executive Vice President, Chief Financial Officer

Dated: July 23, 2019

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated.

Signature	Title

*	Chief Executive Officer and Director (Principal Executive Officer)
David M. Cordani

/s/ Eric P. Palmer	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
Eric P. Palmer

*	Senior Vice President, Tax and Chief Accounting Officer (Principal Accounting Officer)
Mary T. Agoglia Hoeltzel

*	Director
William J. DeLaney

*	Director
Eric J. Foss

*	Director
Elder Granger, M.D.

*	Chairman of the Board
Isaiah Harris, Jr.

*	Director
Mark McClellan, M.D.

*	Director
Roman Martinez IV

*	Director
Kathleen M. Mazzarella

Signature	Title

*	Director
John M. Partridge

*	Director
William L. Roper, M.D.

*	Director
Eric C. Wiseman

*	Director
Donna F. Zarcone

*	Director
William D. Zollars
* By:	/s/ Julia Brncic
Julia Brncic
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Cigna Holding Company

By:	/s/ Eric P. Palmer
	Name:	Eric P. Palmer
	Title:	Executive Vice President, Chief Financial Officer

Dated: July 23, 2019

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title

*	President and Chief Executive Officer (Principal Executive Officer)
David M. Cordani

/s/ Eric P. Palmer	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
Eric P. Palmer

*	Director
Mary T. Agoglia Hoeltzel

*	Director
Timothy D. Buckley
* By:	/s/ Julia Brncic
Julia Brncic
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Express Scripts Holding Company

By:	/s/ Timothy D. Buckley
	Name:	Timothy D. Buckley
	Title:	Treasurer

Dated: July 23, 2019

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title

*	President and Chief Executive Officer (Principal Executive Officer)
Timothy C. Wentworth

/s/ Timothy D. Buckley	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
Timothy D. Buckley

*	Director
Eric P. Palmer

*	Director
Mary T. Agoglia Hoeltzel
* By:	/s/ Julia Brncic
Julia Brncic
Attorney-in-Fact